Exhibit 3.5

ARTICLES OF INCORPORATION OF

SECURITY ONE LENDING

I.

The name of this Corporation is Security One Lending.

II.

The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

III.

The name and address in the State of California of this Corporation’s initial agent for service of process is Richard K. Semeta, 4695 MacArthur Court, Suite 310, Newport Beach, CA 92660.

IV.

This Corporation is authorized to issue only one class of shares of stock; and the total number of shares which this Corporation is authorized to issue is one million (1,000,000) shares par value .0001 per share.

V.

The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

VI.

The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the Corporation and its stockholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code.

Dated:	11/22/06	By:

Richard K. Semeta,
Incorporator

I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.

Dated:	11/22/06	By:

Richard K. Semeta

2935464

CERTIFICATE OF AMENDMENT OF

ARTICLES OF INCORPORATION OF

SECURITY ONE LENDING

Torrey Larsen and Tyler Larsen hereby certify that:

1. They are the duly elected and acting President and Secretary, respectively, of said corporation.

2. Article I of the Articles of Incorporation of this corporation is amended to read in full as follows:

I.

The name of this Corporation is RMC Lending, Inc.

3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors of the Corporation.

4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of the shareholders of this Corporation in accordance with Section 902 of the California General Corporation Law. The total number of outstanding shares of each class entitled to vote with respect to the foregoing Amendment was five hundred thousand (500,000) shares. The number of shares voting in favor of the foregoing Amendment equaled or exceeded the vote required. The percentage vote required was more than fifty percent (50%).

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IN WITNESS WHEREOF, the undersigned, Torrey Larsen and Tyler Larsen, the President and Secretary, respectively of Security One Lending each declares under penalty of perjury that the matters set forth in the foregoing Certificate are true of his own knowledge.

Executed at San Diego, California, on March 25, 2008.

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2935464

CERTIFICATE OF AMENDMENT OF

ARTICLES OF INCORPORATION OF

RMC LENDING, INC.

Torrey Larsen and Tyler Larsen hereby certify that:

1. They are the duly elected and acting President and Secretary, respectively, of said corporation.

2. Article I of the Articles of Incorporation of this corporation is amended to read in full as follows:

I.

The name of this Corporation is Security One Lending.

3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors of the Corporation.

4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of the shareholders of this Corporation in accordance with Section 902 of the California General Corporation Law. The total number of outstanding shares of each class entitled to vote with respect to the foregoing Amendment was five hundred thousand (500,000) shares. The number of shares voting in favor of the foregoing Amendment equaled or exceeded the vote required. The percentage vote required was more than fifty percent (50%).

1

IN WITNESS WHEREOF, the undersigned, Torrey Larsen and Tyler Larsen, the President and Secretary, respectively of RMC Lending, Inc. each declares under penalty of perjury that the matters set forth in the foregoing Certificate are true of his own knowledge.

Executed at San Diego, California on May 5, 2008.

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2935464

RESTATED

ARTICLES OF INCORPORATION OF

SECURITY ONE LENDING

Torrey Larsen and Tyler Larsen hereby certify that:

1. They are the duly elected and acting President and Secretary, respectively, of said corporation.

2. The articles of incorporation of this corporation are amended and restated to read as follows:

I.

The name of this Corporation is Security One Lending.

II.

The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

III.

(a) Classes of Stock. This Corporation is authorized to issue two classes of stock to be designated, respectively. “Common Stock” and “Preferred Stock.” The total number of shares of capital stock which this Corporation has authority to issue is Fifteen Million (15,000,000) shares. Ten Million (10,000,000) shares shall be designated Common Stock, $0.0001 par value per share and Five Million (5,000,000) shares shall be designated Preferred Stock, $0.0001 par value per share of which One Million (1,000,000) shares shall be designated Series A Preferred Stock $0.0001 par value per share and One Million (1,000,000) shares shall be designated Series B Preferred Stock $0.0001 par value per share. Except as otherwise provided in these Articles or by law, all shares of Common Stock shall be of equal rank and shall be identical in all respects.

(b) Series of Preferred Shares. Any authorized but unissued shares of Preferred Stock may be issued from time to time in one or more series. All shares of Preferred Stock shall be of equal rank and shall be identical, except with particulars that may be fixed herein or by the Board of Directors pursuant to the authority which is hereafter expressly vested in the Board of Directors. Each share of a series of Preferred Stock shall be identical in all respects with other shares of such series, except the date or dates from which dividends shall accumulate, if applicable, on shares of a series of Preferred Stock issued at a time when other shares of the same series are outstanding may be such dates as shall make the dividend rights per share of the shares being issued uniform with the dividend rights per share of the shares then outstanding of such series (excluding rights to dividends declared and payable to shareholders of record as of the dale preceding the date of issuance for the shares being issued). The Board of Directors shall fix. determine, and alter and is hereby expressly authorized, within the limits and restrictions herein stated, to fix, determine, and alter in a manner provided by law the number of shares, the designation and the rights, preferences, privileges and restrictions of the shares of any wholly unissued series of Preferred Stock other than the Series A Preferred Stock and the Series B Preferred Stock so far as not inconsistent with the provisions of this Article applicable to all series of Preferred Stock including the following:

i) The distinctive designation of such series and the number of shares constituting such series;

ii) The dividend rate, if any, on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

iii) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

iv) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

v) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

vi) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

vii) The voting rights, if any, of the shares of such series; and

viii) Any other relative rights, preferences and limitations of that series.

(c) Series A Preferred Stock. The initial series of Preferred Stock shall have the number of shares, designation and rights, preferences, and privileges and restrictions set forth below:

i)	Designation and Number of Shares. The distinctive designation of this series of Preferred Stock shall be Series A Preferred Stock (herein called “Series A Preferred Stock”) and the number of shares of Series A Preferred Stock is hereby established at One Million (1,000,000).

ii)	Dividends. The holders of outstanding Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation, out of any assets at the time legally available, dividends at the quarterly rate of $12.50 per Series A Preferred Stock, and no more, payable in cash quarterly on the 15th day of March, June, September and December of each year to holders of Series A Preferred Stock of record on a date not more than 60 nor fewer than 10 days preceding each respective payment date as specified by the Board of Directors or, if not so specified, as provided by law. Dividends shall accrue on each Series A Preferred Stock. Dividends shall be cumulative. The time of any distribution by way of dividend shall be the date of declaration and the time of any distribution by purchase or redemption of shares or otherwise than by dividend shall be the day cash or property is transferred by the Corporation, whether or not pursuant to a contract of an earlier date; provided that when a debt obligation that is a security is issued in exchange for shares the lime of the distribution is the date when the Corporation acquires the shares in that exchange.

iii)	Voting Rights of Series A Preferred Stock. Except as otherwise provided in these Articles or by law, each share of Series A Preferred Stock shall be entitled to one vote.

iv)	Liquidation Rights of Series A Preferred Stock. In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of Series A Preferred Stock shall be entitled to receive, out of the assets of the Corporation, whether those assets are capital or surplus of any nature, an amount equal to the sum of: (x) five hundred dollars ($500.00) per Preferred share; and (y) any accrued but unpaid dividends, and no more, before any payment shall be made or any assets distributed to the holders of Series B Preferred Stock or Common Stock. If upon liquidation, dissolution, or winding up of the Corporation the assets thus distributed among the holders of Series A Preferred Stock shall be insufficient to permit the payment to those shareholders of the full preferential amounts, then the entire assets of the Corporation to be distributed shall be distributed ratably among the holders of Series A Preferred Stock. A consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation, shall not be deemed to be a liquidation, dissolution, or winding up, within the meaning of this paragraph iv.

v)	Redemption of Series A Preferred Stock. Subject to the provisions of the California General Corporation Law and to any other applicable restrictions on the right of a corporation to redeem its own shares, the Corporation, at the option of the board of directors, may at any lime or from time to time redeem the whole or any part of the outstanding Series A Preferred Stock. Upon redemption the Corporation shall pay for each share redeemed cash in the amount as set forth below:

If the redemption date is:	The redemption price shall be:

on or before the date which is 180 days after issuance of the Series A Preferred Stock	$625 per share

on or before the date which is 365 days after issuance of the Series A Preferred Stock	$750 per share

on or before the date which is 545 days after issuance of the Series A Preferred Stock	$875 per share

546 days or more after issuance of the Series A Preferred Stock	$1,000 per share

plus an amount equal to all dividends thereon declared but unpaid on the date fixed for redemption. The total amount payable per share is called the “redemption price” below. In case of the redemption at the option of the Corporation of a part only of the outstanding Series A Preferred Stock, the Corporation shall designate pro rata or by lot the shares to be redeemed. Less than all of the Series A Preferred Stock at any time outstanding may not be redeemed until all dividends accrued and unpaid upon all Series A Preferred Stock outstanding shall have been paid for all past dividend periods, and until full dividends for the then current dividend period on all Series A Preferred Stock then outstanding, other than the shares to be redeemed, shall have been paid or declared and the full amount set apart for payment. At least twenty (20) days’ previous notice by mail, postage prepaid, shall be given to the holders of record of the Series A Preferred Stock to be redeemed as of the date of mailing or as of a record date lawfully fixed. Such notice shall be addressed to each such shareholder at the address of that holder appearing on the books of the Corporation or given by that holder to the Corporation for the purpose of notice, or if no such address appears or is so given, at the place where the principal office of the Corporation is located. The notice shall state the date fixed for redemption, the redemption price, and shall call upon that holder to surrender to the Corporation on the date fixed and at the place designated in the notice the holder’s certificate or certificates representing the shares to be redeemed if those shares are certificated. On or after the date fixed for redemption and stated in that notice, each holder of Series A Preferred Stock called for redemption shall, if those shares arc certificated, surrender the certificate evidencing the shares to the Corporation at the place designated in the notice and shall thereupon be entitled to receive payment of the redemption price. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If the notice of redemption shall have been duly given, and if on the date fixed for redemption funds necessary for the redemption shall be available to pay the redemption price, then, notwithstanding that the certificates evidencing any Series A Preferred Stock so called for redemption shall not have been surrendered, the dividends with respect to the shares so called for redemption shall cease to accrue after the date fixed for redemption and all rights with respect to the shares so called for redemption shall after that dale cease and determine, except only the right of the holders to receive the redemption price without interest upon surrender of their certificates, if those Series A Preferred Stock are certificated.

vi)	No Impairment. The Corporation, whether by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, will not avoid or seek to avoid the observance or performance of any terms to be observed or performed under (his Article III by the Corporation, but all times in good faith will assist in the carrying out all actions necessary or appropriate to protect the rights of the holders of Series A Preferred Stock against impairment.

vii)

Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any Common Stock Equivalents or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or properly, or to receive any other right, the Corporation will mail to each holder of Series A Preferred Stock at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or rights, and the amount and character of such dividend, distribution or right.

viii)	Notices. Any notices required by the provisions of this Article III to be given to the holders of shares of Series A Preferred Stock shall be given in writing and in accordance with the California General Corporation Law.

(d) Series B Preferred Stock. The second series of Preferred Stock shall have the number of shares, designation and rights, preferences, and privileges and restrictions set forth below:

i)	Designation and Number of Shares. The distinctive designation of this series of Preferred Stock shall be Series B Preferred Stock (herein called “Series B Preferred Stock”) and the number of shares of Series B Preferred Stock is hereby established at One Million (1,000,000).

ii)	Dividends. The holders of outstanding Series B Preferred Stock shall not be entitled to receive any dividends.

iii)	Voting Rights of Series B Preferred Stock. Except as otherwise provided in these Articles or by law each share of Series B Preferred Stock shall be entitled to one vote.

iv)	Liquidation Rights of Series B Preferred Stock. In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of Series B Preferred Stock shall be entitled to receive, after distribution of the dividend and liquidation rights accorded the Series A Preferred Stock set forth in III (c) ii and iv, above, out of the remaining assets of the Corporation, whether those assets arc capital or surplus of any nature, an amount equal to five hundred dollars ($500.00) per Preferred share, and no more, before any payment shall be made or any assets distributed to the holders of Common Stock. If upon liquidation, dissolution, or winding up of the Corporation the assets thus distributed among the holders of Series B Preferred Stock shall be insufficient to permit the payment to those shareholders of the full preferential amounts, then the entire assets of the Corporation to be distributed shall be distributed ratably among the holders of Series B Preferred Stock. A consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation, shall not be deemed to be a liquidation, dissolution, or winding up, within the meaning of this paragraph iv.

v)	No Impairment. The Corporation, whether by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, will not avoid or seek to avoid the observance or performance of any terms to be observed or performed under this Article III by the Corporation, but all times in good faith will assist in the carrying out all actions necessary or appropriate to protect the rights of the holders of Series B Preferred Stock against impairment.

vi)	Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any Common Stock Equivalents or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation will mail to each holder of Series B Preferred Stock at least ten (10) days prior to the dale specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or rights, and the amount and character of such dividend, distribution or right.

vii)	Notices. Any notices required by the provisions of this Article III to be given to the holders of shares of Series B Preferred Stock shall be given in writing and in accordance with the California General Corporation Law.

(e) Ratable Distribution After Payment of Preferences. After payment or distribution to the holders of Series A Preferred Stock pursuant to Article III Section (c)(iv) Series B Preferred Stock, pursuant to Article III Section (d)(iv) of the full preferential amounts, the holders of Common Stock shall be entitled to receive, ratably, all remaining assets of the Corporation.

(f) Protective Provisions Series A Preferred Stock. So long as any shares of Series A Preferred Stock are issued and outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of not less than a majority of such outstanding shares of Series A Preferred Stock:

(1) Alter or change any of the rights, preferences, privileges or restrictions herein provided so as to affect the shares of Series A Preferred Stock adversely; or

(2) Reclassify Common Stock to give Common Stock a preference or priority as to dividends or assets superior to or on a parity with Series A Preferred Stock.

(g) Protective Provisions Series B Preferred Stock. So long as any shares of Series B Preferred Stock are issued and outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of not less than a majority of such outstanding shares of Series B Preferred Stock:

(1) Alter or change any of the rights, preferences, privileges or restrictions herein provided so as to affect the shares of Series B Preferred Stock adversely; or

(2) Reclassify Common Stock to give Common Stock a preference or priority as to dividends or assets superior to or on a parity with Series B Preferred Stock.

(h) Preferred Stock Votes as a Class. Except as specifically provided in these Articles, specifically Article III (f) and (g) above, the holders of Series A Preferred Stock and Series B Preferred Stock shall vote as a single class on all matters on which the Series A Preferred Stock and Series B Preferred Stock are entitled to vote, with each share of Preferred Stock entitled to one vote.

IV.

The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

V.

The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the Corporation and its stockholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code.

3. The foregoing amendment and restatement of Articles of Incorporation has been duly approved by the Board of Directors of the Corporation.

4. The foregoing amendment and restatement of Articles of Incorporation has been duly approved by the required vote of the shareholders of this Corporation in accordance with Section 902 of the California General Corporation Law, The total number of outstanding common shares entitled to vote with respect to the foregoing Amendment was five hundred ninety-four thousand two hundred fifty (594,250) shares. There are no outstanding preferred shares. The number of common shares voting in favor of the foregoing Amendment equaled or exceeded the vote required. The percentage vote required was more than fifty percent (50%).

The undersigned, Torrey Larsen and Tyler Larsen, the President and Secretary, respectively of Security One Lending, each declares under penalty of perjury that the matters set forth in the foregoing Certificate are true of his own knowledge.

Executed at San Diego, California, on April 22, 2009.

2935464

SECOND AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

SECURITY ONE LENDING

Torrey Larsen and Tyler Larsen hereby certify that:

1. They are the duly elected and acting President and Secretary, respectively, of said corporation.

2. The articles of incorporation of this corporation are amended and restated to read as follows:

FIRST: The name of this corporation is Security One Lending (the “Corporation”).

SECOND: The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

THIRD: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 1,400,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”), and (ii) 334,462 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”), of which 900 shares are hereby designated “Series A Preferred Stock”, 2,304 shares are hereby designated “Series B Preferred Stock” and 331,258 shares are hereby designated “Series C Preferred Stock”.

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.	COMMON STOCK

1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.

2. Voting. The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of shareholders (and written actions in lieu of meetings).

B.	PREFERRED STOCK

The Preferred Stock of the Corporation has the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. Unless otherwise indicated, references to “Sections” or “Subsections” in this Part B of this Article Third refer to sections and subsections of Part B of this Article Third.

1. Dividends.

1.1 Series C Preferred Stock Dividend Rights. From and after the date of the issuance of any shares of Series C Preferred Stock, dividends at the rate per annum of $1.056578836 per share shall accrue on such shares of Series C Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stocks (the “Series C Accruing Dividends”). Series C Accruing Dividends shall accrue from day to day, whether or not declared, and shall be cumulative; provided however, that except as set forth in Sections 2 and 6, such Series C Accruing Dividends shall be payable only when, as, and if declared by the Board of Directors and the Corporation shall be under no obligation to pay such Series C Accruing Dividends.

1.2 Series A Preferred Stock Dividend Rights. From and after the date of the issuance of any shares of Series A Preferred Stock, dividends at the quarterly rate of $12.50 per share of Series A Preferred Stock, payable in cash quarterly on the 15th day of March, June, September and December of each year shall accrue on such shares of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock) (the “Series A Accruing Dividends”). Series A Accruing Dividends shall accrue from day to day, whether or not declared, and shall be cumulative; provided however, that except as set forth in Sections 2 and 6, such Series A Accruing Dividends shall be payable only when, as, and if declared by the Board of Directors and the Corporation shall be under no obligation to pay such Series A Accruing Dividends.

1.3 Distribution of Dividends. Following the distribution of dividends set forth in 1.1 and 1.2 above, any further dividends declared by the Board of Directors of the Corporation and available for payment to the shareholders will be distributed as follows: (i) 50% of such dividends will be distributed pro-rata to holders of the outstanding Series C Preferred Stock and (ii) 50% of such dividends will be distributed to holders of the outstanding Series C Preferred Stock and Common Stock, on an as-converted to Common Stock basis, and to holders of the outstanding Series A Preferred Stock. The amount of dividends apportioned to the holders of Series C Preferred Stock and Common Stock (on an as-converted basis), on the one hand, and the holders of Series A Preferred Stock, on the other, pursuant to clause (ii) of this Section 1.3 will be pro-rata. Any dividends paid to holders of Series C Preferred Stock (excluding dividends paid pursuant to clause (ii) of this Section 1.3) and to holders of Series A Preferred Stock will first be deemed to reduce, and such holders will be deemed to have received payment with respect to, the accrued but unpaid dividends on such stock to the extent there are any accrued but unpaid dividends on such stock at the time of the dividend payment. Any dividends paid to holders of Series C Preferred Stock (excluding dividends paid pursuant to clause (ii) of this Section 1.3) that are not deemed to be in payment of accrued but unpaid dividends will hereinafter be referred to as “Extraordinary Dividends”.

2. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

2.1 Preferential Payments to Holders of Series C Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders before any payment shall be made to the holders Common Stock or any other series of Preferred Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) 1.5 times the Series C Original Issue Price (as defined below), PLUS any Series C Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon MINUS the aggregate amount of Extraordinary Dividends actually paid or (ii) zero. If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of shares of Series C Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1, the holders of shares of Series C Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The “Series C Original Issue Price” shall mean $10.56578836 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock,

2.2 Preferential Payments to Holders of Series A Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment of ail preferential amounts required to be paid to the holders of shares of Series C Preferred Stock pursuant to Subsection 2.1, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders before any payment shall be made to the holders Common Stock or Series B Preferred Stock by reason of their ownership thereof, an amount per share equal to the Series A Original Issue Price (as defined below), plus any Series A Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon. If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled under this Subsection 2.2, the holders of shares of Series A Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The “Series A Original Issue Price” shall mean $500 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock. The aggregate amount which a holder of a share of Series A Preferred Stock is entitled to receive under this Subsection 2.2 is hereinafter referred to as the “Series A Liquidation Amount.”

2.3 Preferential Payments to Holders of Series B Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment of all preferential amounts required to be paid to the holders of shares of Series C Preferred Stock and Series A Preferred Stock pursuant to Subsections 2.1 and 2.2, respectively, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders before any payment shall be made to the holders Common Stock by reason of their ownership thereof, an amount per share equal to the Series B Original Issue Price (as defined below), plus any dividends declared but unpaid thereon. If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of shares of Series B Preferred Stock the fill) amount to which they shall be entitled under this Subsection 2.3, the holders of shares of Series B Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The “Series B Original Issue Price” shall mean $500 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock. The aggregate amount which a holder of a share of Series B Preferred Stock is entitled to receive under this Subsection 2.3 is hereinafter referred to as the “Series B Liquidation Amount.”

2.4 Distribution of Remaining Assets. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment of all preferential amounts required to be paid to the holders of shares of Series C Preferred Stock, Series A Preferred Stock and Series B Preferred Stock pursuant to Subsections 2.1, 2.2 and 2.3, respectively, the remaining assets of the Corporation available for distribution to its shareholders shall be distributed among the holders of the shares of Series C Preferred Stock and Common Stock, pro rata based on the number of shares held by each such holder, treating for this purpose all such shares of Series C Preferred Stock as if they had been converted to Common Stock pursuant to the terms of these Articles of Incorporation immediately prior to such dissolution, liquidation or winding up of the Corporation. The aggregate amount which a holder of a share of Series C Preferred Stock is entitled to receive under Subsections 2.1 and 2.4 is hereinafter referred to as the “Series C Liquidation Amount.”

2.5 Deemed Liquidation Events.

2.5.1 Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless the holders of at least a majority of the outstanding shares of Series C Preferred Stock elect otherwise by written notice sent to the Corporation at least three days prior to the effective date of any such event:

(a) a merger or consolidation in which

(i)	the Corporation is a constituent party or

(ii)	a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation (provided that, for the purpose of this Subsection 2.5.1, all shares of Common Stock issuable upon exercise of Options (as defined below) outstanding immediately prior to such merger or consolidation or upon conversion of Convertible Securities (as defined below) outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged); or

(b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

2.5.2 Effecting a Deemed Liquidation Event.

(a) The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 2.5.1(a)(i) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the shareholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 through 2.4.

(b) In the event of a Deemed Liquidation Event referred to in Subsection 2.5.1(a)(ii) or 2.5.1(b), if the Corporation does not effect a dissolution of the Corporation under the California General Corporation Law within 90 days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Preferred Stock no later than the 90th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Preferred Stock, and (ii) if the holders of at least a majority of the then outstanding shares of Series C Preferred Stock so request in a written instrument delivered to the Corporation not later than 120 days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation), together with any other assets of the Corporation available for distribution to its shareholders (the “Available Proceeds”), to the extent legally available therefor, on the 150th day after such Deemed Liquidation Event, to redeem first all outstanding shares of Series C Preferred Stock, followed by all outstanding shares of Series A Preferred Stock and finally all outstanding shares of Series B Preferred Stock at a price per share equal to the Series C Liquidation Amount, Series A Liquidation Amount and Series B Liquidation Amount, respectively. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of a specific series of Preferred Stock, the Corporation shall redeem a pro rata portion of each holder’s shares of such series of Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor. In no event shall the Corporation redeem any shares of Series A Preferred Stock or Series B Preferred Stock pursuant to this Subsection 2.5.2(b) prior to redeeming all share of Series C Preferred Stock. Likewise, in no event shall the Corporation redeem any shares of Series B Preferred Stock pursuant to this Subsection 2.5.2(b) prior to redeeming all share of Series C Preferred Stock and Series A Preferred Stock. The provisions of Subsections 6.4 through 6.6 shall apply, with such necessary changes in the details thereof as are necessitated by the context, to the redemption of the Preferred Stock pursuant to this Subsection 2.5.2(b). Prior to the distribution or redemption provided for in this Subsection 2.5.2(b), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.

2.5.3 Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Board of Directors of the Corporation.

2.5.4 Allocation of Escrow. In the event of a Deemed Liquidation Event pursuant to Subsection 2.5.1(a)(i), if any portion of the consideration payable to the shareholders of the Corporation is placed into escrow and/or is payable to the shareholders of the Corporation subject to contingencies, the Merger Agreement shall provide that (a) the portion of such consideration that is not placed in escrow and. not subject to any contingencies (the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 through 2.4 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event and (b) any additional consideration which becomes payable to the shareholders of the Corporation upon release from escrow or satisfaction of contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 through 2.4 after taking into account the previous payment of the Initial Consideration as part of the same transaction.

3. Voting.

3.1 General. On any matter presented to the shareholders of the Corporation for their action or consideration at any meeting of shareholders of the Corporation (or by written consent of shareholders in lieu of meeting), each holder of outstanding shares of Series C Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series C Preferred Stock held by such holder are convertible as of the record date for determining shareholders entitled to vote on such matter. Except as provided by law or by the other provisions of these Articles of Incorporation, holders of Series C Preferred Stock shall vote together with the holders of Common Stock as a single class. Holders of Series A Preferred Stock and Series B Preferred Stock will be entitled to one vote for each share of outstanding Series A Preferred Stock and Series B Preferred Stock. Except as provided by law or by the other provisions of these Articles of Incorporation, holders of Series A Preferred Stock and Series B Preferred Stock shall vote together with the holders of Common Stock as a single class on any matter in which such Series A Preferred Stock and Series B Preferred Stock are entitled to vote.

3.2 Election of Directors. The holders of record of the shares of Series C Preferred Stock, voting exclusively and as a separate class, shall be entitled to elect one director of the Corporation (the “Series C Director”), and the holders of record of the shares of Series A Preferred Stock, Series B Preferred Stock and Common Stock, voting exclusively and together as a single class, shall be entitled to elect two directors of the Corporation, Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such shareholders duly called for that purpose or pursuant to a written consent of shareholders. If the holders of shares of Series C Preferred Stock, voting exclusively as a separate class, or the holders of shares of Series A Preferred Stock, Series B Preferred Stock and Common Stock, voting exclusively and together as a single class, as the case may be, fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors pursuant to the first sentence of this Subsection 3.2, then any directorship not so filled shall remain vacant until such time as the holders of shares of Series C Preferred Stock or the holders of shares of Series A Preferred Stock, Series B Preferred Stock and Common Stock, as the case may be, elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by shareholders of the Corporation other than by the shareholders of the Corporation that are entitled to elect a person to fill such directorship. The holders of record of the shares of Common Stock and Preferred Stock, voting exclusively and together as a single class, shall be entitled to elect the balance, if any, of the total number of directors of the Corporation. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Except as otherwise provided in this Subsection 3.2, a vacancy in any directorship filled by the holders of Series C Preferred Stock must be approved by holders of at least a majority of the outstanding shares of Series C Preferred Stock. Any committee or subcommittee of the Board of Directors must include the Series C Director.

3.3 Series C Preferred Stock Protective Provisions. At any time when shares of Series C Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger or otherwise, do any of the following without (in addition to any other vote required by law or these Articles of Incorporation) the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series C Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:

(a) liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any Deemed Liquidation Event, or consent to any of the foregoing;

(b) amend, alter or repeal any provision of these Articles of Incorporation or Bylaws of the Corporation;

(c) create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock unless the same ranks junior to the Series C Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption, or increase the authorized number of shares of Series C Preferred Stock or increase the authorized number of shares of any additional class or series of capital stock unless the same ranks junior to the Series C Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption;

(d) (i) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series C Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series C Preferred Stock in respect of any such right, preference or privilege, or (ii) reclassify, alter or amend any existing security of the Corporation that is junior to the Series C Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series C Preferred Stock in respect of any such right, preference or privilege;

(e) purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Series C Preferred Stock as expressly authorized herein, (ii) dividends paid in accordance with Section 1, (iii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and (iv) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof;

(f) create, or authorize the creation of, or issue, or authorize the issuance of, any debt security (other than any debt security issued in connection with a mortgage warehouse agreement) if the aggregate indebtedness of the Corporation will exceed $250,000 after such issuance, or permit any subsidiary to take any such action with respect to any debt security, unless such debt security has received the prior unanimous approval of the Board of Directors;

(g) change the principal business of the Corporation, enter a new line of business, or exit the current line of business except that the Corporation may enter into the forward mortgage business or acquire a forward mortgage company for a maximum purchase price of $250,000 without approval of the holders of Series C Preferred Stock;

(h) issue Common Stock or Preferred Stock or options to purchase the same to any employees other than pursuant to a plan approved by the holders of a majority of the outstanding shares of Series C Preferred Stock; or

(i) increase or decrease the authorized number of directors constituting the Board of Directors.

4. Optional Conversion.

The holders of the Series C Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1 Right to Convert.

4.1.1 Conversion Ratio. Each share of Series C Preferred Stock shall be convertible, et the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series C Original Issue Price by the Series C Conversion Price (as defined below) in effect at the time of conversion. The “Series C Conversion Price” shall initially be equal to $10.56578836. The initial Series C Conversion Price, and the rate at which shares of Series C Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below. The Series A Preferred Stock and Series B Preferred Stock are not convertible into Common Stock.

4.1.2 Termination of Conversion Rights. In the event of a notice of redemption of any shares of Series C Preferred Stock pursuant to Section 6, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not fully paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series C Preferred Stock.

4.2 Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation, Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

4.3 Mechanics of Conversion.

4.3.1 Notice of Conversion. In order for a holder of Series C Preferred Stock to voluntarily convert shares of Series C Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series C Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series C Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series C Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time, (i) issue and deliver to such holder of Series C Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Series C Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, (ii) pay in cash such amount as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (iii) pay all declared but unpaid dividends on the shares of Series C Preferred Stock converted.

4.3.2 Reservation of Shares. The Corporation shall at all times when the Series C Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series C Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series C Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to these Articles of Incorporation. Before taking any action which would cause an adjustment reducing the Series C Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series C Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series C Conversion Price.

4.3.3 Effect of Conversion. All shares of Series C Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 4.2 and to receive payment of any dividends declared but unpaid thereon. Any shares of Series C Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock (or Series C Preferred Stock) accordingly.

4.3.4 No Further Adjustment. Upon any such conversion, no adjustment the Series C Conversion Price shall be made for any declared but unpaid dividends on the Series C Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

4.3.5 Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series C Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series C Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.4 Adjustments to Series C Conversion Price for Diluting Issues.

4.4.1 Special Definitions. For purposes of this Article Fourth, the following definitions shall apply:

(a) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(b) “Series C Original Issue Date” shall mean the date on which the first share of Series C Preferred Stock was issued.

(c) “Convertible Notes” shall mean the Convertible Promissory Notes issued from time to time by the Corporation pursuant to that certain Series C Preferred Stock and Convertible Note Purchase Agreement, dated in or about October, 2009, as the same may be amended from time to time.

(d) “Convertible Securities” shall mean any evidences of indebtedness (including, without limitation, the Convertible Notes), shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(e) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4.4.3 below, deemed to be issued) by the Corporation after the Series C Original Issue Date, other than (1) The following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

(i)	shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Series C Preferred Stock;

(ii)	shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsections 4.5, 4.6, 4.7 or 4.8;

(iii)	shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Corporation, including the Series C Director; or

(iv)	shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security.

4.4.2 No Adjustment of Series C Conversion Price. No adjustment in the Series C Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least a majority of the then outstanding shares of Series C Preferred Stock agreeing that no such adjustment shall be made as a result of the issuance or deemed issuance of such Additional Shares of Common Stock.

4.4.3 Deemed Issue of Additional Shares of Common Stock.

(a) If the Corporation at any time or from time to time after the Series C Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series C Conversion Price pursuant to the terms of Subsection 4.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series C Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series C Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Series C Conversion Price to an amount which exceeds the lower of (i) the Series C Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Series C Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(c) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Series C Conversion Price pursuant to the terms of Subsection 4.4.4 (either because the consideration per share (determined pursuant to Subsection 4.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series C Conversion Price then in effect, or because such Option or Convertible Security was issued before the Series C Original Issue Date), are revised after the Series C Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4.4.3(a)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(d) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series C Conversion Price pursuant to the terms of Subsection 4.4.4, the Series C Conversion Price shall be readjusted to such Series C Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Series C Conversion Price provided for in this Subsection 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 4.4.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Series C Conversion Price that would result under the terms of this Subsection 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Series C Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

4.4.4 Adjustment of Series C Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Series C Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than the Series C Conversion Price in effect immediately prior to such issue, then the Series C Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(a) “CP2” shall mean the Series C Conversion Price in effect immediately after such issue of Additional Shares of Common Stock

(b) “CP1” shall mean the Series C Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

(c) “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series C Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(d) “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(e) “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

4.4.5 Determination of Consideration. For purposes of this Subsection 4.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(a) Cash and Property: Such consideration shall:

(i)	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii)	insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and

(iii)	in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Corporation.

(b) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock, deemed to have been issued pursuant to Subsection 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing

(i)	the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii)	the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

4.4.6 Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series C Conversion Price pursuant to the terms of Subsection 4.4.4, and such issuance dates occur within a period of no more than 90 days from the first such issuance to the final such issuance, then, upon the final such issuance, the Series C Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

4.5 Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Series C Original Issue Date effect a subdivision of the outstanding Common Stock, the Series C Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series C Preferred Stock shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Series C Original Issue Date combine the outstanding shares of Common Stock, the Series C Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of Series C Preferred Stock shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.6 Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series C Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Series C1 Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series C Conversion Price then in effect by a fraction:

(1)	the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2)	the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series C

Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series C Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) no adjustment to the Series C Conversion Price shall be made if the holders of the Series C Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series C Preferred Stock had been converted into Common Stock on the date of such event.

4.7 Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series C Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of the Series C Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series C Preferred Stock had been converted into Common Stock on the date of such event.

4.8 Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 2.5, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Series C Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series C Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series C Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of Series C Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Series C Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series C Preferred Stock.

4.9 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series C Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 14 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series C Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series C Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Series C Preferred Stock (but in any event not later than 14 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Series C Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of the Series C Preferred Stock.

4.10 Notice of Record Date. In the event:

(a) the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series C Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Series C Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Series C Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series C Preferred Stock and the Common Stock. Such notice shall be sent at least 14 days prior to the record date or effective date for the event specified in such notice.

5. Mandatory Conversion.

5.1 Trigger Events. Upon either (a) the closing of the sale of shares of Common Stock to the public at a price of at least $63.39 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock), in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $35,000,000 of gross proceeds to the Corporation or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least a majority of the then outstanding shares of Series C Preferred Stock (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), (i) all outstanding shares of Series C Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate and (ii) such shares may not be reissued by the Corporation.

5.2 Procedural Requirements. All holders of record of shares of Series C Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Series C Preferred Stock pursuant to this Section 5. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Series C Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Series C Preferred Stock converted pursuant to Subsection 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.2. As soon as practicable after the Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Series C Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of the Series C Preferred Stock converted. Such converted Series C Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need, for shareholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock (or Series C Preferred Stock) accordingly.

6. Redemption.

6.1 Redemption of Series C Preferred Stock. All shares of outstanding Series C Preferred Stock shall be redeemed by the Corporation out of funds lawfully available therefor at a price per share equal to the Redemption Price (as defined below) not more than 120 days after receipt by the Corporation, at any time after the sixth anniversary of the Series C Original Issue Date, of written notice requesting redemption of all shares of Series C Preferred Stock from the holders of at least 75% of the then outstanding shares of Series C Preferred Stock. The actual date of the redemption shall be referred to as a “Redemption Date”. Notwithstanding anything to the contrary in these Articles of Incorporation, if the Corporation does not have sufficient funds legally available to redeem on the Redemption Date all shares of Series C Preferred Stock, the Corporation shall redeem a pro rata portion of each holder’s redeemable shares of such capital stock out of funds legally available therefor, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the legally available funds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor.

6.2 Redemption of Series A Preferred Stock. The Corporation may redeem all (or less than all) shares of the outstanding Series A Preferred Stock out of funds lawfully available therefor at a per share price equal to the Redemption Price (as defined below); provided however, that no shares of Series A Preferred Stock may be redeemed pursuant to this Subsection 6.2 unless and until all Series A Accruing Dividends accrued but unpaid, whether or not declared, together with any other dividends declared but unpaid on the shares of Series A Preferred Stock that will not be redeemed have been paid to the holders of such shares. If the Corporation, for any reason, elects to redeem less than all of the outstanding shares of Series A Preferred Stock, the Corporation shall redeem a pro rata portion of each holder’s redeemable shares of such capital stock out of funds legally available therefor, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the legally available funds were sufficient to redeem all such shares.

6.3 Redemption Price Defined. “Redemption Price” shall mean (i) in the case of a redemption of Series C Preferred Stock pursuant to Subsection 6.1, a price per share equal to the greater of: (a) 1.5 times the Series C Original Issue Price PLUS any Series C Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon MINUS the aggregate amount of Extraordinary Dividends actually paid or (b) the fair market value of such shares as then determined (without any discount for minority ownership or marketability) by a third party appraiser mutually acceptable to the holders of Series C Preferred Stock requesting the redemption and the Corporation; and (ii) in the case of a redemption of Series A Preferred Stock pursuant to Subsection 6.2, a price per share equal to the Series A Base Amount, plus any dividends declared but unpaid on the Series A Preferred Stock, “Series A Base Amount” shall mean the following:

If the Redemption Date is:	then the Series A Base Amount shall be:

between zero and 180 days, inclusive, after the date upon which the first shares of Series A Preferred Stock were issued,	$625 per share.

between 181 and 365 days, inclusive, after the date upon which the first shares of Series A Preferred Stock were issued,	$750 per share.

between 366 and 546 days, inclusive, after the date upon which the first shares of Series A Preferred Stock were issued,	$875 per share.

more than 546 days after the date upon which the first shares of Series A Preferred Stock were issued,	$1,000 per share.

6.4 Redemption Notice. The Corporation shall send written notice of any redemption to be effected pursuant to this Section 6 (the “Redemption Notice”) to each holder of record of Series C or Series A Preferred Stock whose shares are to be redeemed not less than 20 days prior to the Redemption Date. The Redemption Notice shall state:

(a) the number of shares of Series C or Series A Preferred Stock held by the holder that the Corporation shall redeem on the Redemption Date;

(b) the Redemption Date and the per share redemption price; and

(c) that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Series C or Series A Preferred Stock to be redeemed.

6.5 Surrender of Certificates; Payment. On or before the applicable Redemption Date, each holder of shares of Series C or Series A Preferred Stock, as applicable, to be redeemed on such Redemption Date, shall surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the applicable Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the shares of Series C or Series A Preferred Stock represented by a certificate are redeemed, a new certificate representing the unredeemed shares of Series C or Series A Preferred Stock shall promptly be issued to such holder.

6.6 Rights Subsequent to Redemption. If the Redemption Notice shall have been duly given, and if on the applicable Redemption Date the applicable redemption price payable upon redemption of the shares of Series C or Series A Preferred Stock, as applicable, to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that the certificates evidencing any of the shares of Series C or Series A Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Series C or Series A Preferred Stock shall cease to accrue after such Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the applicable redemption price without interest upon surrender of their certificate or certificates therefor.

7. Redeemed or Otherwise Acquired Shares. Any shares of Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Preferred Stock following redemption.

8. Waiver. Any of the rights, powers, preferences and other terms of any series of Preferred Stock set forth herein may be waived on behalf of all holders of such series of Preferred Stock by the affirmative written consent or vote of the holders of at least a majority of the shares of such series of Preferred Stock then outstanding.

9. Notices. Any notice required or permitted by the provisions of this Article Third to be given to a holder of shares of Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the California General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.

FOURTH: Subject to any additional vote required by these Articles of Incorporation or Bylaws, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

FIFTH: Subject to any additional vote required by these Articles of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.

SIXTH: Except as otherwise required by the law, elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

SEVENTH: Meetings of shareholders may be held within or without the State of California, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of California at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

EIGHTH: The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

The Corporation is authorized to provide indemnification of “agents” (as defined in Section 317 of the California General Corporation Law) through Bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California General Corporation Law.

Any amendment, repeal or modification of the foregoing provisions of this Article Eighth shall not adversely affect any right or protection of an agent of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such amendment, repeal or modification. If, after the effective date of these Article of Incorporation, California law is amended in a manner which permits a corporation to limit the monetary or other liability of its directors or to authorize indemnification of, or advancement of defense expenses to, its directors or other persons, in any such case to a greater extent than is permitted on such effective date, the references in this Article to “California law” and “Section 317” shall to that extent be deemed to refer to California law as so amended.

NINTH: In connection with repurchases by the Corporation of its Common Stock from employees, officers, directors, advisors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment, Sections 502 and 503 of the California General Corporation Law shall not apply in all or in part with respect to such repurchases.

*    *    *

3. The foregoing amendment and restatement of Articles of Incorporation has been duly approved by the Board of Directors of the Corporation.

4. The foregoing amendment and restatement of Articles of Incorporation has been duly approved by the required vote of the shareholders of this Corporation in accordance with Section 902 of the California General Corporation Law. The total number of outstanding shares of Common Stock is 874,390 shares; the total number of outstanding shares of Series A Preferred Stock is 900 shares; and total number of outstanding shares of Series B Preferred Stock is 2,303.1 shares. The number of shares of Common Stock and Preferred Stock voting in favor of the foregoing amendment and restatement of Articles of Incorporation equaled or exceeded the vote required. The percentage vote required was more than 50% of the Common Stock, more than 50% of Series A Preferred Stock, and more than 50% of Series B Preferred Stock.

REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

The undersigned, Torrey Larsen and Tyler Larsen, the President and Secretary, respectively, of Security One Lending, each further declares under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of his own knowledge.

Date: OCT. 15, 2009

2935464

CERTIFICATE OF AMENDMENT OF

SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION OF

SECURITY ONE LENDING

Torrey Larsen and Tyler Larsen hereby certify that:

1. They are the duly elected and acting President and Secretary, respectively, of said corporation.

2. Article THIRD of the articles of incorporation of this corporation is amended and restated to read as follows:

THIRD: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 1,400,000 shares of Common Stock. $0.0001 par value per share (“Common Stock”), and (ii) 508,668 shares of Preferred Stock. $0.0001 par value per share (“Preferred Stock”), of which 900 shares are hereby designated “Series A Preferred Stock”, 2,304 shares are hereby designated “Series B Preferred Stock”, 331,258 shares are hereby designated “Series C Preferred Stock” and 174,206 shares are hereby designated “Series C-1 Preferred Stock”.

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.	COMMON STOCK

1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.

2. Voting. The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of shareholders (and written actions in lieu of meetings).

B.	PREFERRED STOCK

The Preferred Stock of the Corporation has the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. Unless otherwise indicated, references to “Sections” or “Subsections” in this Part B of this Article Third refer to sections and subsections of Part B of this Article Third.

1. Dividends.

1.1 Series C Preferred Stock and Series C-1 Preferred Stock Dividend Rights. From and after the date of the issuance of any shares of Series C Preferred Stock or Series C-1 Preferred Stock, as applicable, dividends at the rate per annum of $1.056578836 per share shall accrue on such shares of Series C Preferred Stock and Series C-1 Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock or Series C-1 Preferred Stock) (the “Series C Accruing Dividends”). Series C Accruing Dividends shall accrue from day to day, whether or not declared, and shall be cumulative; provided however, that except as set forth in Sections 2 and 6. such Series C Accruing Dividends shall be payable only when, as, and if declared by the Board of Directors and the Corporation shall be under no obligation to pay such Series C Accruing Dividends.

1.2 Series A Preferred Stock Dividend Rights. From and after the date of the issuance of any shares of Series A Preferred Stock, dividends at the quarterly rate of $12.50 per share of Series A Preferred Stock, payable in cash quarterly on the 15th day of March, June, September and December of each year shall accrue on such shares of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock) (the “Series A Accruing Dividends”). Series A Accruing Dividends shall accrue from day to day, whether or not declared, and shall be cumulative; provided however, that except as set forth in Sections 2 and 6, such Series A Accruing Dividends shall be payable only when as and if declared by the Board of Directors and the Corporation shall be under no obligation to pay such Series A Accruing Dividends.

1.3 Distribution of Dividends. Following the distribution of dividends set forth in 1.1 and 1.2 above, any further dividends declared by the Board of Directors of the Corporation and available for payment to the shareholders will be distributed as follows: (i) 50% of such dividends will be distributed pro-rata to holders of the outstanding Series C Preferred Stock and Series C-1 Preferred Stock and (ii) 50% of such dividends will be distributed to holders of the outstanding Series C Preferred Stock, Series C-1 Preferred Stock and Common Stock, on an as-converted to Common Stock basis, and to holders of the outstanding Series A Preferred Stock. The amount of dividends apportioned to the holders of Series C Preferred Stock, Series C-1 Preferred Stock or Common Stock (on an as-converted basis), on the one hand, and the holders of Series A Preferred Stock, on the other, pursuant to clause (ii) of this Section 1.3 will be pro-rata. Any dividends paid to holders of Series C Preferred Stock or Series C-l Preferred Stock (excluding dividends paid pursuant to clause (ii) of this Section 1.3) and to holders of Series A Preferred Stock will first be deemed to reduce, and such holders will be deemed to have received payment with respect to, the accrued but unpaid dividends on such stock to the extent there are any accrued but unpaid dividends on such stock at the time of the dividend payment. Any dividends paid to holders of Series C Preferred Stock or Series C-1 Preferred Stock (excluding dividends paid pursuant to clause (ii) of this Section 1.3) that are not deemed to be in payment of accrued but unpaid dividends will hereinafter be referred to as “Extraordinary Dividends”.

2. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

2.1 Preferential Payments to Holders of Series C Preferred Stock or Series C-1 Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series C Preferred Stock and Series C-l Preferred Stock

then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders before any payment shall be made to the holders Common Stock or any other series of Preferred Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) 1.5 times the Series C Original Issue Price (as defined below), PLUS any Series C Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon MINUS the aggregate amount of Extraordinary Dividends actually paid or (ii) zero. If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of shares of Series C Preferred Stock or Series C-1 Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1, the holders of shares of Series C Preferred Stock or Series C-1 Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The “Series C Original Issue Price” shall mean $10.56578836 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock or Series C-1 Preferred Stock.

2.2 Preferential Payments to Holders of Series A Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment of all preferential amounts required to be paid to the holders of shares of Series C Preferred Stock or Series C-1 Preferred Stock pursuant to Subsection 2.1, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders before any payment shall be made to the holders Common Stock or Series B Preferred Stock by reason of their ownership thereof, an amount per share equal to the Series A Original Issue Price (as defined below), plus any Series A Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon. If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled under this Subsection 2.2, the holders of shares of Series A Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The “Series A Original Issue Price” shall mean $500 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock. The aggregate amount which a holder of a share of Series A Preferred Stock is entitled to receive under this Subsection 2.2 is hereinafter referred to as the “Series A Liquidation Amount.”

2.3 Preferential Payments to Holders of Series B Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment of all preferential amounts required to be paid to the holders of shares of Series C Preferred Stock, Series C-1 Preferred Stock and Series A Preferred Stock pursuant to Subsections 2.1 and 2.2.

respectively, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders before any payment shall be made to the holders Common Stock by reason of their ownership thereof, an amount per share equal to the Series B Original Issue Price (as defined below), plus any dividends declared but unpaid thereon. If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of shares of Series B Preferred Stock the full amount to which they shall be entitled under this Subsection 2.3, the holders of shares of Series B Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The “Series B Original Issue Price” shall mean $500 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock. The aggregate amount which a holder of a share of Series B Preferred Stock is entitled to receive under this Subsection 2.3 is hereinafter referred to as the “Series B Liquidation Amount.”

2.4 Distribution of Remaining Assets. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment of all preferential amounts required to be paid to the holders of shares of Series C Preferred Stock Series C-1 Preferred Stock. Series A Preferred Stock and Series B Preferred Stock pursuant to Subsections 2.1, 2.2 and 2.3, respectively, the remaining assets of the Corporation available for distribution to its shareholders shall be distributed among the holders of the shares of Series C Preferred Stock. Series C-1 Preferred Stock and Common Stock, pro rata based on the number of shares held by each such holder, treating for this purpose all such shares of Series C Preferred Stock and Series C-1 Preferred Stock as if they had been converted to Common Stock pursuant to the terms of these Articles of Incorporation immediately prior to such dissolution, liquidation or winding up of the Corporation. The aggregate amount which a holder of a share of Series C Preferred Stock or Series C-l Preferred Stock is entitled to receive under Subsections 2.1 and 2.4 is hereinafter referred to as the “Series C Liquidation Amount.”

2.5 Deemed Liquidation Events.

2.5.1 Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless the holders of at least a majority of the outstanding shares of Series C Preferred Stock elect otherwise by written notice sent to the Corporation at least three days prior to the effective date of any such event:

(a) a merger or consolidation in which

(i)	the Corporation is a constituent party or

(ii)	a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation (provided that, for the purpose of this Subsection 2.5.1, all shares of Common Stock issuable upon exercise of Options (as defined below) outstanding immediately prior to such merger or consolidation or upon conversion of Convertible Securities (as defined below) outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged); or

(b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

2.5.2 Effecting a Deemed Liquidation Event.

(a) The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 2.5.1(a)(i) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the shareholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 through 2.4.

(b) In the event of a Deemed Liquidation Event referred to in Subsection 2.5.1(a)(ii) or 2.5.1(b), if the Corporation does not effect a dissolution of the Corporation under the California General Corporation Law within 90 days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Preferred Stock no later than the 90th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Preferred Stock, and (ii) if the holders of at least a majority of the then outstanding shares of Series C Preferred Stock so request in a written instrument delivered to the Corporation not later than 120 days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation), together with any other assets of the Corporation available for distribution to its shareholders (the “Available Proceeds”), to the extent legally available therefor, on the 150th day after such Deemed Liquidation Event, to redeem first all outstanding shares of Series C Preferred Stock and Series C-1 Preferred Stock on a pro rata basis, followed by all outstanding shares of Series A Preferred Stock and finally all outstanding shares of Series B Preferred Stock at a price per share equal to the Series C Liquidation Amount, Series A Liquidation Amount and Series B Liquidation Amount, respectively. “Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of a specific series of Preferred Stock, the Corporation shall redeem a pro rata portion of each holder’s shares of such series of Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor. In no event shall the Corporation redeem any shares of Series A Preferred Stock or Series B Preferred Stock pursuant to this Subsection 2.5.2(b) prior to redeeming all share of Series C Preferred Stock and Series C-1 Preferred Stock. Likewise, in no event shall the Corporation redeem any shares of Series B Preferred Stock pursuant to this Subsection 2.5.2(b) prior to redeeming all share of Series C Preferred Stock, Series C-l Preferred Stock and Series A Preferred Stock. The provisions of Subsections 6.4 through 6.6 shall apply, with such necessary changes in the details thereof as are necessitated by the context, to the redemption of the Preferred Stock pursuant to this Subsection 2.5.2(b). Prior to the distribution or redemption provided for in this Subsection 2.5.2(b), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.

2.5.3 Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Board of Directors of the Corporation.

2.5.4 Allocation of Escrow. In the event of a Deemed Liquidation Event pursuant to Subsection 2.5.1(a)(i), if any portion of the consideration payable to the shareholders of the Corporation is placed into escrow and/or is payable to the shareholders of the Corporation subject to contingencies, the Merger Agreement shall provide that (a) the portion of such consideration that is not placed in escrow and not subject to any contingencies (the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 through 2.4 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event and (b) any additional consideration which becomes payable to the shareholders of the Corporation upon release from escrow or satisfaction of contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 through 2.4 after taking into account the previous payment of the Initial Consideration as part of the same transaction.

3. Voting.

3.1 General. On any matter presented to the shareholders of the Corporation for their action or consideration at any meeting of shareholders of the Corporation (or by written consent of shareholders in lieu of meeting), each holder of outstanding shares of Series C Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series C Preferred Stock held by such holder are convertible as of the record date for determining shareholders entitled to vote on such matter. Except as provided by law or by the other provisions of these Articles of Incorporation, holders of Series C Preferred Stock shall vote together with the holders of Common Stock as a single class. Holders of Series A Preferred Stock and Series B Preferred Stock will be entitled to one vote for each share of outstanding Series A Preferred Stock and Series B Preferred Stock. Except as provided by law or by the other provisions of these Articles of Incorporation, holders of Series A Preferred Stock and Series B Preferred Stock shall vote together with the holders of Common Stock as a single class on any matter in which such Series A Preferred Stock and Series B Preferred Stock are entitled to vote. Except as provided by law the Series C-1 Preferred Stock shall have no voting rights.

3.2 Election of Directors. The holders of record of the shares of Series C Preferred Stock, voting exclusively and as a separate class, shall be entitled to elect one director of the Corporation (the “Series C Director”), and the holders of record of the shares of Series A Preferred Stock, Series B Preferred Stock and Common Stock, voting exclusively and together as a single class, shall be entitled to elect two directors of the Corporation, Any director elected as provided in the preceding sentence may be removed without cause by, and only by. the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such shareholders duly called for that purpose or pursuant to a written consent of shareholders. If the holders of shares of Series C Preferred Stock, voting exclusively as a separate class, or the holders of shares of Series A Preferred Stock. Series B Preferred Stock and Common Stock, voting exclusively and together as a single class, as the case may be, fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors pursuant to the first sentence of this Subsection 3.2. then any directorship not so filled shall remain vacant until such time as the holders of shares of Series C Preferred Stock or the holders of shares of Series A Preferred Stock, Series B Preferred Stock and Common Stock, as the case may be, elect a person to fill such directorship by vote or written consent in lieu of a meeting: and no such directorship may be tilled by shareholders of the Corporation other than by the shareholders of the Corporation that are entitled to elect a person to fill such directorship. The holders of record of the shares of Common Stock and Preferred Stock, voting exclusively and together as a single class, shall be entitled to elect the balance, if any, of the total number of directors of the Corporation. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Except as otherwise provided in this Subsection 3.2, a vacancy in any directorship filled by the holders of Series C Preferred Stock must be approved by holders of at least a majority of the outstanding shares of Series C Preferred Stock. Any committee or subcommittee of the Board of Directors must include the Series C Director.

3.3 Series C Preferred Stock Protective Provisions. At any time when shares of Series C Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger or otherwise, do any of the following without (in addition to any other vote required by law or these Articles of Incorporation) the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series C Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:

(a) liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any Deemed Liquidation Event, or consent to any of the foregoing;

(b) amend, alter or repeal any provision of these Articles of Incorporation or Bylaws of the Corporation;

(c) create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock unless the same ranks junior to the Series C Preferred Stock and Series C-1 Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption, or increase the authorized number of shares of Series C Preferred Stock or Series C-1 Preferred Stock or increase the authorized number of shares of any additional class or series of capital stock unless the same ranks junior to the Series C Preferred Stock and Series C-1 Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption;

(d) (i) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series C Preferred Stock or Series C-1 Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series C Preferred Stock or Series C-1 Preferred Stock in respect of any such right, preference or privilege, or (ii) reclassify, alter or amend any existing security of the Corporation that is junior to the Series C Preferred Stock or Series C-1 Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series C Preferred Stock or Series C-1 Preferred Stock in respect of any such right, preference or privilege;

(e) purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Series C Preferred Stock or Series C-1 Preferred Stock as expressly authorized herein, (ii) dividends paid in accordance with Section 1, (iii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and

(iv) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof;

(f) create, or authorize the creation of, or issue, or authorize the issuance of. any debt security (other than any debt security issued in connection with a mortgage warehouse agreement) if the aggregate indebtedness of the Corporation will exceed $250,000 after such issuance, or permit any subsidiary to take any such action with respect to any debt security, unless such debt security has received the prior unanimous approval of the Board of Directors;

(g) change the principal business of the Corporation, enter a new line of business, or exit the current line of business except that the Corporation may enter into the forward mortgage business or acquire a forward mortgage company for a maximum purchase price of $250,000 without approval of the holders of Series C Preferred Stock;

(h) issue Common Stock or Preferred Stock or options to purchase the same to any employees other than pursuant to a plan approved by the holders of a majority of the outstanding shares of Series C Preferred Stock; or

(i) increase or decrease the authorized number of directors constituting the Board of Directors.

4. Optional Conversion.

The holders of the Series C Preferred Stock and Series C-1 Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1 Right to Convert.

4.1.1 Conversion Ratio. Each share of Series C Preferred Stock and Series C-1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series C Original Issue Price by the Series C Conversion Price (as defined below) in effect at the time of conversion. The “Series C Conversion Price” shall initially be equal to $10.56578836. The initial Series C Conversion Price, and the rate at which shares of Series C Preferred Stock and Series C-1 Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below. The Series A Preferred Stock and Series B Preferred Stock are not convertible into Common Stock.

4.1.2 Termination of Conversion Rights. In the event of a notice of redemption of any shares of Series C Preferred Stock or Series C-1 Preferred Stock pursuant to Section 6, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not fully paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series C Preferred Stock or Series C-1 Preferred Stock.

4.2 Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

4.3 Mechanics of Conversion.

4.3.1 Notice of Conversion. In order for a holder of Series C Preferred Stock or Series C-1 Preferred Stock to voluntarily convert shares of Series C Preferred Stock or Series C-1 Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series C Preferred Stock or Series C-1 Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series C Preferred Stock or Series C-1 Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series C Preferred Stock or Series C-1 Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holders name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time. (i) issue and deliver to such holder of Series C Preferred Stock or Series C-1 Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Series C Preferred Stock or Series C-1 Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, (ii) pay in cash such amount as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (iii) pay all declared but unpaid dividends on the shares of Series C Preferred Stock and Series C-1 Preferred Stock converted.

4.3.2 Reservation of Shares. The Corporation shall at all limes when the Series C Preferred Stock and Series C-1 Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series C Preferred Stock and Series C-1 Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series C Preferred Stock and Series C-1 Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation shall lake such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to these Articles of Incorporation. Before taking any action which would cause an adjustment reducing the Series C Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series C Preferred Stock or Series C-1 Preferred Stock, the Corporation will take any corporate action which may. in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series C Conversion Price.

4.3.3 Effect of Conversion. All shares of Series C Preferred Stock and Series C-1 Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 4.2 and to receive payment of any dividends declared but unpaid thereon. Any shares of Series C Preferred Stock and Series C-1 Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock (or Series C Preferred Stock or Series C-1 Preferred Stock) accordingly.

4.3.4 No Further Adjustment. Upon any such conversion, no adjustment to the Series C Conversion Price shall be made for any declared but unpaid dividends on the Series C Preferred Stock and Series C-1 Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

4.3.5 Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series C Preferred Stock or Series C-1 Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series C Preferred Stock and Series C-1 Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.4 Adjustments to Series C Conversion Price for Diluting Issues.

4.4.1 Special Definitions. For purposes of this Article Third, the following definitions shall apply:

(a) “Option’’ shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(b) “Series C Original Issue Date” shall mean the date on which the first share of Series C Preferred Stock was issued.

(c) “Convertible Notes” shall mean the Convertible Promissory Notes issued from time to time by the Corporation pursuant to that certain Series C Preferred Stock and Convertible Note Purchase Agreement, dated in or about October, 2009, as the same may be amended from time to time.

(d) “Convertible Securities” shall mean any evidences of indebtedness (including, without limitation, the Convertible Notes), shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(e) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or. pursuant to Subsection 4.4.3 below, deemed to be issued) by the Corporation after the Series C Original Issue Date, other than (I) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

(i)	shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Series C Preferred Stock or Series C-1 Preferred Stock;

(ii)	shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsections 4.5, 4.6, 4.7 or 4.8;

(iii)	shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the unanimous vote of the Board of Directors of the Corporation; or

(iv)	shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security.

4.4.2 No Adjustment of Series C Conversion Price. No adjustment in the Series C Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least a majority of the then outstanding shares of Series C Preferred Stock agreeing that no such adjustment shall be made as a result of the issuance or deemed issuance of such Additional Shares of Common Stock.

4.4.3 Deemed Issue of Additional Shares of Common Stock.

(a) If the Corporation at any time or from time to time after the Series C Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series C Conversion Price pursuant to the terms of Subsection 4.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series C Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series C Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Series C Conversion Price to an amount which exceeds the lower of (i) the Series C Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Series C Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(c) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Series C Conversion Price pursuant to the terms of Subsection 4.4.4 (either because the consideration per share (determined pursuant to Subsection 4.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series C Conversion Price then in effect, or because such Option or Convertible Security was issued before the Series C Original Issue Date), are revised after the Series C Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4.4.3(a)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(d) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series C Conversion Price pursuant to the terms of Subsection 4.4.4, the Series C Conversion Price shall be readjusted to such Series C Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Series C Conversion Price provided for in this Subsection 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 4.4.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the

Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Series C Conversion Price that would result under the terms of this Subsection 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Series C Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

4.4.4 Adjustment of Series C Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Series C Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than the Series C Conversion Price in effect immediately prior to such issue, then the Series C Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(a) “CP2” shall mean the Series C Conversion Price in effect immediately after such issue of Additional Shares of Common Stock

(b) “CP1” shall mean the Series C Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

(c) “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series C Preferred Stock and Series C-1 Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(d) “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(e) “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

4.4.5 Determination of Consideration. For purposes of this Subsection 4.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(a) Cash and Property: Such consideration shall:

(i)	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii)	insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and

(iii)	in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Corporation.

(b) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing

(i)	the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii)	the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained (herein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

4.4.6 Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series C Conversion Price pursuant to the terms of Subsection 4.4.4, and such issuance dates occur within a period of no more than 90 days from the first such issuance to the final such issuance, then, upon the final such issuance, the Series C Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

4.5 Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Series C Original Issue Date effect a subdivision of the outstanding Common Stock, the Series C Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series C Preferred Stock or Series C-1 Preferred Stock shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Series C Original Issue Date combine the outstanding shares of Common Stock, the Series C Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of Series C Preferred Stock or Series C-1 Preferred Stock shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.6 Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series C Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Series C Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series C Conversion Price then in effect by a fraction:

(1)	the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2)	the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series C Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series C Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) no adjustment to the Series C Conversion Price shall be made if the holders of the Series C Preferred Stock and Series C-1 Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series C Preferred Stock or Series C-1 Preferred Stock had been converted into Common Stock on the date of such event.

4.7 Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series C Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of the Series C Preferred Stock and Series C-1 Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series C Preferred Stock and Series C-1 Preferred Stock had been converted into Common Stock on the date of such event.

4.8 Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 2.5, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Series C Preferred Stock or Series C-1 Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series C Preferred Stock and Series C-1 Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series C Preferred Stock or Series C-1 Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by (he Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of

Series C Preferred Stock or Series C-1 Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Series C Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series C Preferred Stock or Series C-1 Preferred Stock.

4.9 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series C Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 14 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series C Preferred Stock or Series C-1 Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series C Preferred Stock or Series C-1 Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Series C Preferred Stock or Series C-1 Preferred Stock (but in any event not later than 14 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Series C Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of the Series C Preferred Stock or Series C-1 Preferred Stock.

4.10 Notice of Record Date. In the event:

(a) the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series C Preferred Stock or Series C-1 Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation.

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Series C Preferred Stock or Series C-1 Preferred Stock a notice specifying, as the case may be. (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Series C Preferred Stock or Series C-1 Preferred Stock) shall be entitled to exchange their shares of Common

Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series C Preferred Stock, Series C-1 Preferred Stock and the Common Stock. Such notice shall be sent at least 14 days prior to the record date or effective date for the event specified in such notice.

5. Mandatory Conversion.

5.1 Trigger Events. Upon either (a) the closing of the sale of shares of Common Stock to the public at a price of at least $63.39 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock), in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933. as amended, resulting in at least $35,000,000 of gross proceeds to the Corporation or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least a majority of the then outstanding shares of Series C Preferred Stock and Series C-1 Preferred Stock (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), (i) all outstanding shares of Series C Preferred Stock and Series C-1 Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate and (ii) such shares may not be reissued by the Corporation.

5.2 Procedural Requirements. All holders of record of shares of Series C Preferred Stock and Series C-1 Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Series C Preferred Stock and Series C-1 Preferred Stock pursuant to this Section 5. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Series C Preferred Stock and Series C-1 Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Series C Preferred Stock and Series C-1 Preferred Stock converted pursuant to Subsection 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.2. As soon as practicable after the Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Series C Preferred Stock and Series C-1 Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of the Series C Preferred Stock and Series C-1 Preferred Stock converted. Such converted Series C Preferred Stock and Series C-1 Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for shareholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock (or Series C Preferred Stock or Series C-1 Preferred Stock) accordingly.

6. Redemption.

6.1 Redemption of Series C Preferred Stock and Series C-1 Preferred Stock. All shares of outstanding Series C Preferred Stock and Series C-1 Preferred Stock shall be redeemed by the Corporation out of funds lawfully available therefor at a price per share equal to the Redemption Price (as defined below) not more than 120 days after approval (by vote or written consent), at any time after the sixth anniversary of the Series C Original issue Date, of all shares of Series C Preferred Stock and Series C-1 Preferred Stock from the holders of at least 75% of the then outstanding shares of Series C Preferred Stock and Series C-1 Preferred Stock. The actual date of the redemption shall be referred to as a “Redemption Date”. Notwithstanding anything to the contrary in these Articles of Incorporation, if the Corporation does not have sufficient funds legally available to redeem on the Redemption Date all shares of Series C Preferred Stock and Series C-1 Preferred Stock, the Corporation shall redeem a pro rata portion of each holder’s redeemable shares of such capital stock out of funds legally available therefor, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the legally available funds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor.

6.2 Redemption of Series A Preferred Stock. The Corporation may redeem all (or less than all) shares of the outstanding Series A Preferred Stock out of funds lawfully available therefor at a per share price equal to the Redemption Price (as defined below); provided however, that no shares of Series A Preferred Stock may be redeemed pursuant to this Subsection 6.2 unless and until all Series A Accruing Dividends accrued but unpaid, whether or not declared, together with any other dividends declared but unpaid on the shares of Series A Preferred Stock that will not be redeemed have been paid to the holders of such shares. If the Corporation, for any reason, elects to redeem less than all of the outstanding shares of Series A Preferred Stock, the Corporation shall redeem a pro rata portion of each holder’s redeemable shares of such capital stock out of funds legally available therefor, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the legally available funds were sufficient to redeem all such shares.

6.3 Redemption Price Defined. “Redemption Price” shall mean (i) in the case of a redemption of Series C Preferred Stock and Series C-1 Preferred Stock pursuant to Subsection 6.1, a price per share equal to the greater of: (a) 1.5 times the Series C Original Issue Price PLUS any

Series C Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon MINUS the aggregate amount of Extraordinary Dividends actually paid or (b) the fair market value of such shares as determined (without any discount for minority ownership or marketability) by the unanimous vote of the Board of Directors and acceptable to at least 75% of the then outstanding shares of Series C Preferred Stock and Series C-1 Preferred Stock requesting the redemption; and (ii) in the case of a redemption of Series A Preferred Stock pursuant to Subsection 6.2, a price per share equal to the Series A Base Amount, plus any dividends declared but unpaid on the Series A Preferred Stock. “Series A Base Amount” shall mean the following:

If the Redemption Date is:	then the Series A Base Amount shall be:

between zero and 180 days, inclusive, after the date upon which the first shares of Series A Preferred Stock were issued,	$625 per share.

between 181 and 365 days, inclusive, after the date upon which the first shares of Series A Preferred Stock were issued,	$750 per share.

between 366 and 546 days, inclusive, after the date upon which the first shares of Series A Preferred Stock were issued,	$875 per share.

more than 546 days after the date upon which the first shares of Series A Preferred Stock were issued.	$1,000 per share.

6.4 Redemption Notice. The Corporation shall send written notice of any redemption to be effected pursuant to this Section 6 (the “Redemption Notice”) to each holder of record of Series C, Series C-1 or Series A Preferred Stock whose shares are to be redeemed not less than 20 days prior to the Redemption Date. The Redemption Notice shall state:

(a) the number of shares of Series C, Series C-1 or Series A Preferred Stock held by the holder that the Corporation shall redeem on the Redemption Date;

(b) the Redemption Date and the per share redemption price; and

(c) that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Series C, Series C-1 or Series A Preferred Stock to be redeemed.

6.5 Surrender of Certificates; Payment. On or before the applicable Redemption Date, each holder of shares of Series C, Series C-1 or Series A Preferred Stock, as applicable, to be redeemed on such Redemption Date, shall surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the applicable Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the shares of Series C, Series C-1 or Series A Preferred Stock represented by a certificate are redeemed, a new certificate representing the unredeemed shares of Series C, Series C-1 or Series A Preferred Stock shall promptly be issued to such holder.

6.6 Rights Subsequent to Redemption. If the Redemption Notice shall have been duly given, and if on the applicable Redemption Date the applicable redemption price payable upon redemption of the shares of Series C, Series C-1 or Series A Preferred Stock, as applicable, to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that the certificates evidencing any of the shares of Series C. Series C-1 or Series A Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Series C, Series C-1 or Series A Preferred Stock shall cease to accrue after such Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the applicable redemption price without interest upon surrender of their certificate or certificates therefor.

7. Redeemed or Otherwise Acquired Shares. Any shares of Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Preferred Stock following redemption.

8. Waiver. Any of the rights, powers, preferences and other terms of any series of Preferred Stock set forth herein may be waived on behalf of all holders of such series of Preferred Stock by the affirmative written consent or vote of the holders of at least a majority of the shares of such series of Preferred Stock then outstanding.

9. Notices. Any notice required or permitted by the provisions of this Article Third to be given to a holder of shares of Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the California General Corporation Law. and shall be deemed sent upon such mailing or electronic transmission.

3. The foregoing Certificate of Amendment has been duly approved by the Board of Directors of the Corporation.

4. The foregoing Certificate of Amendment has been duly approved by the required vote of the shareholders of this Corporation in accordance with Section 902 of the California General Corporation

Law. The total number of outstanding common shares entitled to vote with respect to the foregoing Certificate of Amendment was seven hundred eighty-one thousand ten (781,010) shares. The total number of outstanding Series A Preferred Stock entitled to vote with respect to the foregoing Certificate of Amendment was four hundred fifty (450) shares. The total number of outstanding Series B Preferred Stock entitled to vote with respect to the foregoing Certificate of Amendment was two thousand three hundred three and 1/10 (2303.1) shares. The total number of outstanding Series C Preferred Stock entitled to vote with respect to the foregoing Certificate of Amendment was eighty-six thousand sixty-eight (86,068) shares. The following votes of the classes and series were obtained: 1) a majority of the Common Stock voting as a class, 2) a majority of the Preferred Stock voting as a class, and 3) a majority of the Series A Preferred Stock and Series B Preferred Stock voting separately as a class.

The undersigned, Torrey Larsen and Tyler Larsen, the President and Secretary, respectively of Security One Lending, each declares under penalty of perjury that the matters set forth in the foregoing Certificate of Amendment are true of his own knowledge.

Executed at San Diego, California, on 12/22, 2009.

2935464

CERTIFICATE OF AMENDMENT OF

SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION OF

SECURITY ONE LENDING

Torrey Larsen and Tyler Larsen hereby certify that:

1. They are the duly elected and acting President and Secretary, respectively, of Security One Lending.

2. The first sentence of Article THIRD of the articles of incorporation which reads as follows:

THIRD: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 1,400,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”), and (ii) 508,668 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”), of which 900 shares are hereby designated “Series A Preferred Stock”, 2,304 shares are hereby designated “Series B Preferred Stock”, 331,258 shares are hereby designated “Series C Preferred Stock” and 174,206 shares are hereby designated “Series C-1 Preferred Stock”.

is amended and restated to read as follows:

THIRD: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 1,400,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”), and (ii) 579,652 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”), of which 900 shares are hereby designated “Series A Preferred Stock”, 2,304 shares are hereby designated “Series B Preferred Stock”, 331,258 shares are hereby designated “Series C Preferred Stock” and 245,190 shares are hereby designated “Series C-1 Preferred Stock”.

3. The foregoing Certificate of Amendment has been duly approved by the Board of Directors of the Corporation.

4. The foregoing Certificate of Amendment has been duly approved by the required vote of the shareholders of this Corporation in accordance with Section 902 of the California General Corporation Law. The total number of outstanding common shares entitled to vote with respect to the foregoing Certificate of Amendment was seven hundred eighty-one thousand ten (781,010) shares. The total number of outstanding Series A Preferred Stock entitled to vote with respect to the foregoing Certificate of Amendment was four hundred fifty (450) shares. The total number of outstanding Series B Preferred Stock entitled to vote with respect to the foregoing Certificate of Amendment was two thousand three hundred three and 1/10 (2303.1) shares. The total number of outstanding Series C Preferred Stock entitled to vote with respect to the foregoing Certificate of Amendment was eighty-six thousand sixty-eight (86,068) shares. The total number of outstanding Series C-1 Preferred Stock entitled to vote with respect to the foregoing Certificate of Amendment was one hundred seventy-four thousand two hundred six (174,206) shares. The following votes of the classes and series were obtained: 1) a majority of the Common Stock voting as a class, 2) a majority of the Preferred Stock voting as a class, 3) a majority of the Series A Preferred Stock and Series B Preferred Stock voting separately as a class, and 4) a majority of the Series C-1 Preferred Stock voting separately as a class.

THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

The undersigned, Torrey Larsen and Tyler Larsen, the President and Secretary, respectively of Security One Lending, each declares under penalty of perjury that the matters set forth in the foregoing Certificate of Amendment are true of his own knowledge.

Executed at San Diego, California, on February 2, 2010.

2935464

CERTIFICATE OF AMENDMENT OF

SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION OF

SECURITY ONE LENDING

Torrey Larsen and William Trask hereby certify that:

1. They are the duly elected and acting President and Secretary respectively of said corporation.

2. Article FIRST of the Articles of Incorporation of this corporation is amended to read in full as follows:

FIRST: The name of this corporation is Ditech Mortgage Corp (the “Corporation”).

3. The foregoing amendment of Articles of Incorporation is to become effective on April 30, 2013 pursuant to California Corporations Code section 110(c).

4. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors of the Corporation.

5. The foregoing Certificate of Amendment has been duly approved by the required vote of the shareholders of this Corporation in accordance with Section 902 of the California General Corporation Law. The total number of outstanding common shares entitled to vote with respect to the foregoing Certificate of Amendment was eight hundred three thousand three hundred eighty (803,380) shares. The total number of outstanding Series B Preferred Stock entitled to vote with respect to the foregoing Certificate of Amendment was two thousand three hundred three and 1/10 (2303.1) shares. The total number of outstanding Series C Preferred Stock entitled to vote with respect to the foregoing Certificate of Amendment was eighty-six thousand sixty-eight (86,068) shares. The total number of outstanding Series C-1 Preferred Stock entitled to vote with respect to the foregoing Certificate of Amendment was two hundred forty-five thousand one hundred ninety (245,190) shares. The following votes of the classes and series were obtained: 1) a majority of the Common Stock voting as a class, 2) a majority of the Preferred Stock voting as a class, and 3) a majority of the Series B Preferred Stock and Series C-1 Preferred Stock voting separately as a class. No shares of Series A Preferred Stock were outstanding.

1

IN WITNESS WHEREOF, the undersigned have executed this Certificate on April 15, 2013.

Torrey Larsen, President

William Trask, Secretary

2

The undersigned, Torrey Larsen and William Trask, the President and Secretary, respectively of Security One Lending, each declares under penalty of perjury that the matters set forth in the foregoing Certificate are true of his own knowledge.

Executed at San Diego, California, on April 15, 2013.

Torrey Larsen

William Trask

3

I hereby certify that the foregoing transcript of 71 page(s) is a full, true and correct copy of the original record in the custody of the California Secretary of State’s office.

DEC 06 2013

Date:

DEBRA DOWEN, Secretary of State